CONSULTANCY AGREEMENT

This agreement is made and entered into this   2nd day of May  2007

Between

EESTECH INC. of 23011 Moulton Parkway, Suite A-10 Laguna Hills, California 02653 United States of America (“EESTech”)

And

MURRAY JAMES BAILEY of 14 Southern Cross Drive, Cronin Island, Surfers Paradise, Queensland, Australia (“you/your”)

BACKGROUND

A.	EESTech is a technology company incorporated in Delaware, USA;

B.	EESTech is desirous of appointing you as a Consultant to the company and President of EESTech on a worldwide basis;

C.	You have agreed to accept the position subject to and conditional upon the terms and conditions of this agreement.

OPERATIVE PROVISIONS

1.	Position
1.1.	By the execution of this agreement you are appointed as a Consultant of EESTech and President of EESTech or to such other position as may be determined by EESTech and agreed to by you.

1.2.
You are not required to give your full time and attention to this position but you must give such time and attention to your duties hereunder as will enable you to fulfill your duties and obligations under this agreement to the reasonable satisfaction of EESTech.

2.	Commencement, Term and Option
2.1.	Your appointment as a Consultant commences on the First day of January 2007 and terminates on the Thirty-First day of December 2012 unless terminated earlier pursuant to the terms of this agreement.

2.2.
You have the option to extend the term of your Consultancy Agreement for a further period of five (5) years ie. from the First day of January 2012 to the Thirty-First day of December 2017 on the same terms and conditions as contained in this agreement with the exception of this clause and Schedule A. During the option period remuneration will be as agreed upon between the parties but in no event shall be less than the remuneration set out in Schedule A increased by twenty-five percent (25%) per annum. You must give notice of exercise of this option to EESTech in writing not later than one (1) month prior to the expiration of the term set out in clause 2.1.

3.	Remuneration
3.1.	Particulars of your remuneration are set out in Schedule A to this agreement.

4.	Your Duties
4.1.	You must:-

(a)	perform to the best of your ability and knowledge the duties assigned to you by EESTech from time to time at such places as EESTech requires;

(b)	serve EESTech faithfully and diligently to the best of your ability;

(c)	act always in the best interests of EESTech;

(d)	comply with all lawful directions given to you by EESTech;

(e)	comply with all law applicable to your position and the duties assigned to you;

(f)	report to the person or persons nominated by EESTech from time to time;

4.2.	Without limiting your duties to EESTech, during your consultancy you must not:-

(a)	act in conflict with the group’s best interests; or

(b)	be involved in competing with any member of the group.

4.3.
Unless you are a Director of EESTech, you acknowledge that you have no authority to bind, or make representations on behalf of, EESTech, except to the extent that you are from time to time expressly authorized to do so.

4.4.	If you become aware of or suspect any unlawful or unethical act or omission by any personnel or person associated with EESTech, then you must advise EESTech immediately.

5.	Travel
5.1.	EESTech may require you to travel (including interstate and overseas) on EESTech business and, as part of this, use such transport as EESTech determines.

6.	Expenses
6.1.	EESTech will pay for or reimburse you for your reasonable work related expenses approved by EESTech subject to you providing the appropriate receipts or tax invoices as required by EESTech.

7.	Confidential Information
7.1.	You must keep confidential all confidential information other than confidential information that:

(a)	you are required to disclose in the course of your duties as a Consultant of EESTech; or

(b)	you are required by law to disclose.

7.2.	You must only use confidential information for the purpose of performing your duties as a Consultant of EESTech and not for personal benefit or for that of any third party.

7.3.	You must immediately notify EESTech of any suspected or actual unauthorized use, copying or disclosure of confidential information.

7.4.
You must provide assistance reasonably requested by EESTech in relation to any proceedings EESTech may take, or threaten to take, against any person for unauthorized use, copying or disclosure of confidential information.

8.	Intellectual Property Rights
8.1.	You:

(a)	presently assign to EESTech all existing and future intellectual property rights; and

(b)
acknowledge that by virtue of this clause all such existing intellectual property rights are vested in EESTech and, on their creation, all such future intellectual property rights will vest in EESTech.

8.2.	You must disclose all intellectual property rights to EESTech.

8.3.	You must do all things reasonably requested by EESTech to enable EESTech to exploit and further assure the rights assigned.

9.	Termination
9.1.	You may terminate this agreement by giving EESTech four (4) weeks notice in writing.

9.2.	Without limiting EESTech’s rights, this contract may be terminated by EESTech at any time immediately if you, (whether before or after the date of this agreement);

(a)	are guilty of serious misconduct, including, without limitation:

(i)	wilful, or deliberate behaviour by you that is inconsistent with the continuation of this consultancy agreement;

(ii)	conduct that causes imminent, or serious, risk to:

A.	the health or safety of a person; or

B.	the reputation, viability or profitability of EESTech’s business;

(iii)	during the course of this agreement, engage in theft, fraud or assault; or

(b)	breach any provision of this agreement.

(c)	Are charged or found guilty by a court of a criminal offence;

(d)	You are declared bankrupt;

9.3.	Termination under this clause does not affect any accrued rights or remedies of either party.

9.4.	This clause 9 prevails over the remainder of this agreement and is not limited by any other provision of this agreement (including implied terms).

10.	What Happens After Termination of this Agreement
10.1.	If this agreement is terminated for any reason:-

(a)	EESTech may set off any amounts you owe EESTech against any amounts EESTech owes you at the date of termination; and

(b)	You must return all EESTech property to EESTech on termination.

10.2.	On and from the termination of this agreement for any reason:

(a)	your obligations under clause 7 continue to apply except in respect of information that is part of your general skill and knowledge but is not a trade secret;

(b)	you must not record any confidential information in any form;

(c)	as and when required by EESTech you must disclose any password, security access codes or other information used by you in the course of this agreement; and

(d)	you must not represent yourself as being associated with EESTech.

11.	Restraint
11.1.	During the restraint period, you must not within the restraint area:

(a)
Either on your own behalf, or on behalf of another solicit, canvass, approach or accept any approach from any client or customer of EESTech with a view to obtaining the custom of that client or customer in a firm or business that is the same as or similar to any part or parts of EESTech.

(b)	Interfere with the relationship between EESTech and any of its clients, customers, employees or contractors; or

(c)	Induce or assist any employee or consultant to leave their employment or consultancy with EESTech.

11.2.	In this clause:

(a)	client and customer means any client or customer of EESTech with whom you have worked or had dealings with during the twelve (12) months prior to the date of termination of this agreement;

(b)
employee and contractor means any employee or contractor of EESTech with whom you have worked or had dealings with at any time during the twelve (12) months prior to the date of termination of this agreement.

(c)	restraint area means the whole of any country in which EESTech is conducting business.

(d)	Restraint period means the period of three (3) months from the termination of this agreement.

12.	Confidentiality
12.1.	You must keep the terms of this agreement (including your remuneration package) and any subsequent amendments confidential. They may not be disclosed by you to any other person other than:

(a)	for the purpose of obtaining professional legal or accounting advice; or
(b)	as expressly provided by this agreement.

13.	Information Technology
13.1.
EESTech notifies you that it may carry out ongoing, intermittent survellance of the use of computer systems by contractors - including emails, internet and files (including files stored on your work computer or otherwise).

14.	Representations
14.1.	In entering into this agreement you are not relying on any representations by, or on behalf of, EESTech unless expressly incorporated into this agreement.

15.	Alteration of Agreement
15.1.	This agreement may only be altered in writing signed by each party.

16.	Continuation of Terms and Conditions
16.1.	If your position with EESTech changes for any reason, then the terms of this agreement will continue to apply unless expressly varied by the parties in writing.

17.	Warranties
17.1.	You warrant that you have disclosed everything to EESTech which may be material to EESTech’s decision to enter into this agreement.

17.2.
You warrant that in entering into this agreement and performing your duties under this agreement, you will not be in breach of any agreement with, or an obligation owed to, or infringe the rights of any third person.

18.	Severability
18.1.	Part or all of any clause of this agreement that is illegal or unenforceable will be severed from this agreement and the remaining provisions of this agreement continue in force.

19.	Waiver
19.1.
The failure of either party at any time to insist on performance of any provision of this agreement is not a waiver of its right at any later time to insist on performance of that or any other provision of this agreement.

20.	Entire Agreement
20.1.	This agreement:

(a)	constitutes the entire agreement between you and EESTech; and

(b)	supersedes any prior understanding or agreement between EESTech and you and any prior condition, warranty, indemnity or representation imposed given or made by a party.

21.	Notice
21.1.
A party giving notice under this agreement must do so in writing. Without limiting the ways in which a written notice may be sent, a notice given in accordance with this clause 21 is taken to be received:

(a)	If hand delivered, on delivery;

(b)	If sent by prepaid post, three (3) business days after the date of posting; or

(c)
If sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the total number of pages of the notice, unless, within eight (8) business hours after that transmission, the recipient informs the sender that it has not received the entire notice.

22.	Approvals
22.1.	Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally, or withhold any approval or consent under this agreement.

23.	Headings
23.1.	Headings are for ease of reference only and do not affect the meaning of this agreement.

24.	Applicable Law
24.1.
This agreement is governed by the law of the Commonwealth of Australia and the parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the Commonwealth of Australia.

25.	Defined Terms
25.1.	Agreement means this agreement and any agreed amendments thereof.

25.2.	EESTech personnel means any director, officer, employee or contractor of any group member.

25.3.	EESTech property includes:

(a)	any property of EESTech including all written or machine readable material, software, computers, credit cards, keys, mobile telephones, and security passes; and

(b)	any document (including any form of electronic record) which includes any confidential information or which relates to the business of EESTech or a customer or supplier of any group member.

25.4.	Confidential Information means:
(a)
all confidential information including, but not limited to, information and material relating to the business, affairs and operations of EESTech and its customers and clients of which you become aware or generate (both before and after the day this agreement is signed) in the course of, or in connection with, your duties as a Consultant (including confidential information belonging to a third party such as a customer, client or contractor); and

(b)	all copies, notes and records based on or incorporating the information referred to in paragraph 25.4.(a).

but does not include any information that was public knowledge when this agreement was signed or became so at a later date (other than as a result of a breach of confidentiality by, or involving, you).

25.5.	Group means EESTech and any other company, entity or person which is or becomes a member of the EESTech group and group means any member of the group.

25.6.
Intellectual Property Rights means all intellectual property rights created or generated by you (whether alone or with any other persons) in the course of or in connection with your duties as a Consultant (whether before or after this agreement is signed) including:

(a)	patents, copyright, registered designs, trade marks and the right to have confidential information kept confidential; and

(b)	any application or right to apply for registration of any of those rights.

25.7.	Performance Bonus means the bonus by way of share issue to e paid to the Consultant pursuant to the remuneration provisions of this agreement.

25.8.	Remuneration means the remuneration set out in Schedule A hereto.

SCHEDULE ‘A’

Remuneration

PART A - Basic Consultancy Payments (Cash)

Year One  - USD$350,000.00

Year Two  - USD$350,000.00

Year Three  - USD$350,000.00

Year Four  - USD$350,000.00

Year Five  - USD$350,000.00

The remuneration shall be paid by monthly instalments in arrears, such payments to commence on and from the commencement of this agreement.

PART B - Performance Bonus - Issue of Shares

EESTech acknowledges and represents that it is in the process of increasing the share capital of the company. As soon as practicable after the increase in share capital has been approved by the Securities Exchange Commission (SEC), then EESTech will issue to you Two Million Five Hundred Thousand (2,500,000) shares in the company unencumbered except for the restriction under Rule 144 of the 1933 Securities Act. as part remuneration for your past and present services hereunder (“the shares”).

PART C - Issue of Shares

The Consultant will be issued an additional Two Hundred and Fifty Thousand (250,000) shares per annum during the term of the consultancy, by monthly tranches of Twenty Thousand Eight Hundred and Thirty-Four (20,834) shares. The first of such tranches will be issued on the date of commencement of this agreement.

PART D - Employees Share Option Plan

The Consultant will be considered an employee for the purposes of the Employee Stock Option Plan and will be entitled to participate in the Employee Stock Option Plan adopted or to be adopted by EESTech.

Executed as a Deed.

SIGNED for and on behalf of EESTECH INC. by a person duly authorized for that purpose who certifies that he is duly authorized in accordance with its constitution:	) ) )	/s/ Ian Hutcheson

SIGNED by the Consultant MURRAY JAMES BAILEY in the presence of: /s/ Maria Vecchio Witness	) ) ) ) )	/s/ Murray James Bailey